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                                                                    EXHIBIT 4.13

                           PATENT SECURITY AGREEMENT
                           -------------------------

          This PATENT SECURITY AGREEMENT, dated as of August 22, 2001 (this "Agreement"), is among Mikohn Gaming Corporation, a Nevada corporation (the "Company"), each of the undersigned Subsidiaries of the Company (the Company and such Subsidiaries, each a "Debtor" and collectively, the "Debtors"), and Firstar Bank, N.A. (together with any successor Trustee pursuant to the terms of the Indenture, the "Secured Party"), acting in the capacity of collateral agent for the benefit of the holders of the Notes of the Debtor issued under the Indenture.

                                R E C I T A L S:

          WHEREAS, reference is made to that certain Indenture, dated as of August 22, 2001 hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), by and among the Company, the other Debtors party thereto and the Secured Party.

          WHEREAS, in connection with the Indenture, each Debtor and the Secured Party have entered into a Pledge and Security Agreement, dated as of August 22, 2001 (the "Pledge and Security Agreement").

          WHEREAS, pursuant to the Pledge and Security Agreement, Debtors are required to execute and deliver this Agreement and grant to Secured Party a security interest and continuing lien in all of the Patents.

          WHEREAS, in consideration of the extension of credit as set forth in the Indenture each Debtor has agreed to secure all obligations under the Indenture.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Debtor and the Secured Party agree as follows:

1.        DEFINITIONS

          1.1. Definitions. In this Agreement, including in the paragraphs above, unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement have the meanings set forth in the Pledge and Security Agreement.

2.        GRANT OF SECURITY

          2.1. Grant of Security. Subject to applicable Gaming Laws (with respect to those Debtors which are Gaming Subsidiaries), each Debtor hereby grants to the Secured Party a security interest and continuing lien on all of such Debtor's right, title and interest in, to and under all Patents of such Debtor including, but not limited to, those referenced in Schedule A hereto.

          2.2. Pledge and Security Agreement. This Agreement has been executed and delivered by Debtors for the purpose of recording the security interest of Secured Party in the Patents with the United States Patent and Trademark Office. The security interest and
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continuing lien granted herein has been granted as a supplement to, and not in limitation of, the security interest and continuing lien granted to Secured Party under the Pledge and Security Agreement. The Pledge and Security Agreement (including without limitation all rights and remedies of Secured Party thereunder, and Certain Limited Exclusions as defined in Section 2.2 therein) shall remain in full force and effect in accordance with its terms, and is incorporated herein by reference.

3.        RELEASE OF SECURITY INTEREST

          3.1. Release of Security Interest. For avoidance of doubt, upon the payment in full of all Secured Obligations, the security interest and continuing lien granted hereby shall be released hereunder and of record and all rights to the Patents granted hereunder shall revert to Debtors. Upon any such termination the Secured Party shall, at Debtors' expense, execute and deliver to Debtors such documents as Debtors shall reasonably request to evidence such termination.

4.        COUNTERPARTS.

          4.1. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.




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          IN WITNESS WHEREOF, each Debtor and the Secured Party have caused this
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                          MIKOHN GAMING CORPORATION

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________

                                          CASINO EXCITEMENT, INC.

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________

                                          GAMES OF NEVADA, INC.

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________

                                          MGC, INC.

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________

                                          MIKOHN INTERNATIONAL, INC.

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________

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                                          MIKOHN NEVADA

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________


                                          PROGRESSIVE GAMES, INC.

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________


                                          FIRSTAR BANK, N.A.

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________